                                                                Exhibit 10.3(c)

                                               May 11, 1998


To the Series C Preferred Stockholders
Of Giga Information Group, Inc.

Ladies and Gentlemen:

         This letter, when countersigned, will confirm our understanding and agreement, as set forth below, with respect to certain terms of the Series C Preferred Stock, par value $0.01 per share (the "Series C Stock") and the warrants to purchase Series C Stock (the "Warrants") that were issued (the "Series C Financing") pursuant to the Series C Preferred Stock and Warrant Purchase Agreement, dated May 9, 1997, as amended (the "Series C Purchase Agreement"), among Giga Information Group, Inc. (the "Company") and the Investors listed on the schedule of investors attached as Exhibit A thereto.

         Notwithstanding the express language of the Series C Purchase Agreement and the agreements and documents executed and effected in connection therewith, including, without limitation, the Fourth Amended and Restated Certificate of Incorporation (the "Restated Certificate") and the Warrants, the parties hereby confirm the following:

         1. The "full-market" anti-dilution protection of the Series C Stock, as set forth in Section 5(e) of Article 1V.A of the Restated Certificate, was intended to terminate upon the sale by the Company of Preferred Stock or Common Stock at a price per common equivalent share (not per share) of at least $4.61 and for aggregate proceeds to the Company of at least $6,500,000. Consequently, such full-market anti-dilution protection should not terminate upon the consummation of the Series D Preferred Stock financing currently contemplated by the Company. The Company will seek to obtain the necessary consents of stockholders in order to amend said Article IV.A to reflect the foregoing intention.

         2. The exercise price of the Warrants was intended to be $4.50 per common equivalent share (not per share of Series C Stock). Consequently, as a result of the adjustment to the Conversation Rate (as defined in the Restated Certificate) of the Series C Stock from 1 to 1.17429 as of December 31, 1997, the exercise price of the Warrants should be adjusted to $5.28 per share of Series C Stock (or $4.50 multiplied by 1.17429).

         Please sign a copy of this letter agreement where indicated below and return the same to us to evidence your agreement to the foregoing. By executing and returning this letter agreement to us you will be deemed to have (1) consented to an amendment to the Restated Certificate to reflect the understanding in Paragraph 1 above in accordance with Section 228 of the General Corporation Law of the State of Delaware, and (2) subject to such amendment becoming effective, consented to the change in the exercise price of the Warrants to reflect the understanding in Paragraph 2 above.

         Please return the Warrant(s) previously issued to you together with this letter agreement. Upon receipt of such Warrant(s), the Company will issue an amended warrant in accordance with the foregoing.

                                                     Very truly yours,

                          GIGA INFORMATION GROUP, INC.


                           By:
                              ----------------------------------------
                              Name: Daniel M. Clarke
                              Title: Senior Vice President,
                                     Chief Financial Officer,
                                     Treasurer and Secretary


Agreed and Accepted as of the date
 first written above:

ALLEN & COMPANY INCORPORATED


By:
   -------------------------------
   Name:
   Title:


----------------------------------
Neill H. Brownstein


----------------------------------
Richard L. Crandall


----------------------------------
Gideon I. Gartner


----------------------------------
Bernard Goldstein



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


PEQUOT PRIVATE EQUITY FUND L.P.


By:
   -------------------------------
   Name:
   Title:


WHEATLEY FOREIGN PARTNERS, L.P.


By:
   -------------------------------
   Name:
   Title:


WHEATLEY PARTNERS, L.P.


By:
   -------------------------------
   Name:
   Title:




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